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                                                                 Exhibit 10-20.1

                              AMENDED AND RESTATED

                                 DEB SHOPS, INC.

                        1995 INCENTIVE STOCK OPTION PLAN

I.       NAME AND PURPOSE
         ----------------

         A. Name. The name of this Plan shall be the Amended and Restated DEB Shops, Inc. 1995 Incentive Stock Option Plan ("Plan").

         B. Purpose. The purpose of the Plan is to provide favorable opportunities for certain, select key employees and non-employee directors of DEB Shops, Inc. ("Corporation") to purchase shares of the Corporation's Common Stock, thereby encouraging them to acquire proprietary interests in the Corporation's Common Stock. Further, on account of the Plan, such key employees and non-employee directors should have an increased incentive to contribute to the Corporation's future success and prosperity, thus enhancing the value of the Corporation for the benefit of its shareholders. The availability and offering of stock options under the Plan supports and increases the Corporation's possibility to attract and retain individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability of the Corporation depends.

         C. Stock Options to be Granted. Options granted under this Plan are intended to be Incentive Stock Options within the meaning of Code '422(b) (as hereinafter defined); however, Nonqualified Stock Options (as hereinafter defined) may also be granted within the limitations of the Plan as described herein.

II.      DEFINITIONS
         -----------

         For Plan purposes, except where the context indicates otherwise, the following terms shall have the meanings set forth below:

         "Board" shall mean the Board of Directors of the Corporation.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "Committee" shall mean the Compensation Committee, or such other committee of the Board, that shall be designated by the Board to administer the Plan. The Committee shall be composed of three (3) or more persons as from time to time are appointed to serve by the Board. Only members of the Board shall serve on the Committee.

         "Common Stock" shall mean the Common Stock, $0.01 par value, of the Corporation.



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         "Corporation" shall mean and include DEB Shops, Inc., a Pennsylvania corporation, and any parent or subsidiary of DEB Shops, Inc., as defined in Code '425(e) and (f).

         "Incentive Stock Option" or "ISO" shall mean a stock option granted or exercised under the Plan that is intended to meet and comply with the terms and conditions for an incentive stock option as set forth in Code '422.

         "Fair Market Value" shall mean the closing sale price of the Common Stock as quoted on the NASDAQ National Market system; provided, that if no sale of Common Stock has occurred on that day, the "Fair Market Value" shall mean the closing price as reported on the NASDAQ National Market for the next preceding day on which a sale occurred. During such time as the Common Stock is not listed in the NASDAQ National Market, "Fair Market Value" shall be the mean between the closing dealer "bid" and "asked" prices for the Common Stock, and if no "bid" and "asked" prices are quoted, "Fair Market Value" shall be determined by reference to such prices on the next preceding day on which such prices were quoted. In the event that the Common Stock is not listed in the NASDAQ National Market, and no closing "bid" and "asked" prices are available, "Fair Market Value" shall be established by the Committee acting in good faith.

         "Nonqualified Stock Option" or "NQSO" shall mean a stock option other than an Incentive Stock Option.

         "Optionee" shall mean any employee or non-employee director of the Corporation who has been granted one or more ISOs under the Plan.

         "Ten Percent Share Owner" shall mean an employee or non-employee director who owns more than ten percent (10%) of the Common Stock of the Corporation as such amount is calculated under Code '422(b)(6).

III.     ADMINISTRATION
         --------------

         A. The Committee. The Committee shall be vested with full authority to make such rules and regulations as it deems necessary or desirable to administer the Plan and to interpret the provisions of the Plan, unless otherwise determined by the Board. Accordingly, the Committee shall have full power to grant ISOs and NQSOs to delegate administrative responsibilities and to perform all other acts it believes to be reasonable and proper.

         B. Discretion of the Committee. Subject to the provisions of the Plan, the determination of those eligible to receive ISOs and/or NQSOs, and the amount, type and timing of each ISO and NQSO and the terms and conditions of the respective Option Documents (as hereinafter defined) shall rest in the sole discretion of the Committee.

         C. Interpretation of the Plan. The Board, or the Committee, may correct any defect, supply any omission or reconcile any inconsistency in the Plan, or in any granted ISO or NQSO, in the manner and to the extent it shall deem necessary to carry the Plan into effect.

         D. Decisions of the Committee. Any decision made, or action taken, by the Committee arising out of or in connection with the interpretation and administration of the Plan shall be final and conclusive, unless otherwise determined by the Board.

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         E. Exchange of Option. The Committee may, in its sole discretion, grant to an Optionee in exchange for surrender and cancellation of an outstanding ISO or NQSO, an ISO or NQSO (the "Replacement Option") providing for the purchase of not more than the number of shares of Common Stock so surrendered and canceled and having an exercise price equal to at least the Fair Market Value of the shares on the date of grant of the Replacement Option and containing such other terms and conditions as the Committee may prescribe.

IV.      SHARES SUBJECT TO THE PLAN
         --------------------------

         The total number of shares of Common Stock available for grants of ISOs and/or NQSOs under the Plan shall be two million (2,000,000), subject to adjustment in accordance with Section 7 of the Plan, which shares may be either authorized but unissued or reacquired shares of Common Stock. If an ISO or an NQSO or any portion thereof shall expire or terminate for any reason without having been exercised in full, the unpurchased shares covered by such ISO or NQSO shall be available for future grant.

V.       ELIGIBILITY
         -----------

         Consistent with the Plan's purpose, ISOs and/or NQSOs may be granted to the Corporation's employees (including officers of the Corporation) who are performing or have been engaged to perform services of special importance to the management, operation or development of the Corporation and to any member of the Board (whether or not such member is an employee of the Corporation).

VI.      STOCK OPTION TERMS AND CONDITIONS
         ---------------------------------

         All ISOs and NQSOs granted under the Plan shall be evidenced by written documents (the "Option Documents") in such form as the Committee shall from time to time approve. The Option Documents and each ISO and/or NQSO shall comply with and be subject to the following terms and conditions and such other terms and conditions which the Committee shall from time to time require that are not inconsistent with the terms of the Plan including, but not limited to, the following provisions:

         A. Price. Each Option Document shall state the price at which ISOs and/or NQSOs may be purchased (the "Option Price"). The Option Price per share for any Optionee other than a Ten Percent Share Owner shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant. The Option Price per share for an Optionee who is a Ten Percent Share Owner shall not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the date of grant. The Option Price shall be subject to adjustment only as provided in Section 7 below.

         B. Period of the Grant. Each Option Document shall state the period for which each ISO and/or NQSO is granted, except that neither an ISO nor an NQSO shall be granted for a period longer than ten (10) years from the date of grant.

         C. Time of Exercise. Each Option Document shall state the date on which each ISO and/or NQSO may be exercised, except that no ISO or NQSO may be exercised prior to the three hundred sixty-sixth (366th) day after such ISO or NQSO was granted. The Committee may establish installment exercise terms for an

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ISO such that the option becomes fully exercisable in a series of cumulating portions. The Committee may also accelerate the exercise of any ISO. An NQSO shall be exercisable upon such terms as the Committee shall determine.

         D. Exercise
            --------

         (1) An ISO or NQSO, or any portion thereof, shall be exercised by delivery of a written notice of exercise to the Corporation and payment of the full price of the shares being acquired pursuant to such exercise. Until the shares of Common Stock subject to an ISO or NQSO are issued to an Optionee, he or she shall have none of the rights of a shareholder;

         (2) Unless the shares to be purchased under an ISO or NQSO are covered by a then current registration statement under the Securities Act of 1933, as amended ("Act"), each written notice of exercise shall contain the Optionee's acknowledgment in such form and substance satisfactory to the Corporation that:

                  (i) such shares are being purchased for investment and not distribution or resale, (other than a distribution or resale which in the opinion of counsel satisfactory to the Corporation, may be made without violating the registration provisions of the Act); and

                  (ii) the Optionee has been advised and understands that the shares purchased pursuant to such ISO or NQSO have not been registered under the Act, are "restricted securities" within the meaning of Rule 144 under the Act and are subject to restrictions on transfer, and that the Corporation is under no obligation to register the shares purchased pursuant to an ISO or NQSO under the Act or to take any action which would make available to the Optionee any exemption from such registration.

         E. Payment. The price of an exercised ISO or NQSO, or portion thereof, may be paid:

         (1) in United States dollars in cash or by check, bank draft or money order payable to the order of the Corporation;

         (2) at the discretion of the Committee, through the delivery of shares of Common Stock, with an aggregate Fair Market Value equal to the Option Price, provided such tendered shares have been owned by the Optionee for at least one
(l) year prior to such exercise; or

         (3) by combination of both (1) and (2) above.

         In addition at the request of an Optionee and to the extent permitted by applicable law, the Corporation may, in its sole discretion, selectively approve arrangements with a brokerage firm under which such brokerage firm, on behalf of the Optionee, shall pay to the Corporation the Option Price of the ISOs and/or NQSOs being exercised, and the Corporation, pursuant to an irrevocable notice from the Optionee, shall promptly deliver the shares of Common Stock being purchased to such brokerage firm.

         F. Termination of Employment. In the event an Optionee who is an employee of the Corporation shall cease to be employed by the Corporation while he or she is holding one or more ISOs and/or NQSOs, each such ISO or NQSO held shall expire at the earlier of the expiration of the term of such ISO or NQSO or the following:

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                  (1) up to three (3) months after termination due to discharge without cause, retirement or death;

                  (2) the date which is one (1) year after termination due to permanent and total disability within the meaning of Code '22(e)(3), as determined by the Committee;

                  (3) unless the Committee shall determine otherwise, if due to any other reasons, the date which is coincident with the date of termination.

Notwithstanding the foregoing, if the ISO or NQSO was granted less than three hundred sixty-six (366) days prior to the date of termination of employment, such ISO or NQSO shall expire immediately on the date of the Optionee's termination of employment and shall not thereafter be subject to exercise.

         G. Effect of Leaves of Absence. For the purposes of this section, it shall not be considered a termination of employment when an Optionee is placed by the Corporation on military leave, sick leave or such other type of leave of absence that is considered as continuing intact the Optionee's employment relationship; provided, however, for purposes of the Plan and the ISOs and NQSOs granted hereunder, in the case of such leave of absence, the employment relationship shall be deemed to continue until the later of the date when such leave equals ninety (90) days or the date when the Optionee's right to re-employment with the Corporation shall no longer be guaranteed either by statute or contract.

         H. Aggregate Fair Market Value Limitation. Each Option Document shall state the number of shares to which each ISO or NQSO pertains. With respect to ISOs, the aggregate Fair Market Value (determined at the time the ISO is granted) of shares of Common Stock with respect to which ISO's under this Plan are exercisable for the first time by an Optionee during any calendar year (under all incentive stock option plans of the Corporation) shall not exceed one hundred thousand dollars ($100,000).

         I. Premature Disposition. The Option Documents shall provide that any Optionee who disposes of shares of Common Stock acquired on the exercise of an ISO by sale or exchange either:

                  (1) within two (2) years after the date of the grant of the ISO under which the stock was acquired; or

                  (2) within one (1) year after the acquisition of such shares, shall notify the Corporation of such disposition and of the amount realized upon such disposition.

         J. Other Provisions. The Option Documents shall contain such other provisions, including without limitation restrictions upon the exercise of the ISO, as the Committee shall deem advisable or shall be necessary for such ISOs to constitute an Incentive Stock Option (within the meaning of Code Section
422). The Committee shall have the right, subject to the consent of the Optionee, to amend the Option Documents to the extent necessary to maintain the ISOs as Incentive

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Stock Options (within the meaning of Code Section 422). In addition, the Option
Documents may contain such other provisions relative to NQSOs as the Committee shall determine is necessary to effect the purposes of this Plan.

VII.     ADJUSTMENTS
         -----------

         A. Share Adjustments

                  (1) In the event that the shares of Common Stock of the Corporation, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise) or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, then, subject to the provisions of Paragraph C below, there shall be substituted for or added to each share of Common Stock of the Corporation which was theretofore appropriated, or which thereafter may become subject to either an ISO or NQSO under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of the Common Stock of the Corporation shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be. Outstanding ISOs and NQSOs shall also be appropriately amended as to price and other terms, as may be necessary to reflect the foregoing events.

                  (2) If there shall be any other change in the number or kind of the outstanding shares of the Common Stock of the Corporation, or of any stock or other securities into which such stock shall have been changed, or for which it shall have been exchanged, and if a majority of the disinterested members of the Board shall, in their sole discretion, determine that such change equitably requires an adjustment in any ISO or NQSO which was theretofore granted or which may thereafter be granted under the Plan, then such adjustment shall be made in accordance with such determination.

                  (3) The grant of an ISO or NQSO pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, to consolidate, to dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

         B. Corporate Changes

                  (1) A dissolution or liquidation of the Corporation shall cause each outstanding ISO or NQSO to terminate.

                  (2) In the event of a merger or consolidation in which the Corporation is not the surviving corporation, each outstanding ISO and NQSO shall be exchanged for and converted into an ISO or NQSO to acquire stock of the surviving corporation, subject to such adjustments as the Board may determine is reasonable under the circumstances.

         C. Fractional Shares. Fractional shares resulting from any adjustment pursuant to this Section 7 may be settled as the Board or the Committee (as the case may be) shall determine.

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         D. Binding Determination. To the extent that the foregoing adjustments relate to Common Stock or securities of the Corporation, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Notice of any adjustment shall be given by the Corporation to each holder of an ISO or NQSO which shall have been so adjusted.

         E. Reimbursement of the Corporation. Subject to the provisions of Paragraph F, the Corporation will require that an Optionee or any other person or entity receiving Common Stock upon exercise of an Option, as a condition of the exercise of such ISO or NQSO, pay or reimburse any taxes which the Corporation is required to withhold in connection with the exercise of such ISO or NQSO.

         F. Payment by Optionee. An Optionee may satisfy the withholding obligation described in Paragraph E, in whole or in part, by electing to have the Corporation withhold shares of Common Stock (otherwise issuable upon the exercise of an ISO or NQSO) having a Fair Market Value equal to the amount required to be withheld. An election by an Optionee to have shares withheld for this purpose shall be subject to the following restrictions:

                  (1) it shall be irrevocable;

                  (2) it shall be subject to disapproval by the Committee;

                  (3) if the Optionee is an officer of the Corporation within the meaning of Section 16 of the Securities Exchange Act of 1934 (an "Officer"), such election may not be made within six months of the grant of the Option (except that this restriction shall not apply in the event of the death or disability of the Optionee prior to the expiration of the six-month period);

                  (4) if the Optionee is an Officer, such election must be made either at least six (6) months prior to the Tax Date or in the ten-day "window period" beginning on the third day following the release of the Corporation's quarterly or annual summary statement of revenues and earnings; and

                  (5) where the Tax Date of an Officer is deferred up to six (6) months after the exercise of an Option, the full number of Option shares will be issued or transferred upon exercise, but shall be unconditionally obligated to tender back to the Corporation the proper number of shares of Common Stock on the Tax Date.

VIII.    LISTING AND REGISTRATION OF SHARES
         ----------------------------------

         A. Restriction on Exercise of Options. No ISO or NQSO granted pursuant to the Plan shall be exercisable in whole or in part if at any time the Board shall determine in its discretion that the listing, registration or qualification of the shares of Common Stock subject to such ISO or NQSO on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such ISO or NQSO or the issue of shares thereunder, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

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         B. Legend. If a registration statement under the Securities Act with respect to the shares issuable upon exercise of any ISO or NQSO granted under the Plan is not in effect at the time of exercise, as a condition of the issuance of the shares, the person exercising such ISO or NQSO shall give the Committee a written statement, satisfactory in form and substance to the Committee, that such person is acquiring the shares for such person's own account for investment and not with a view to distribution. The Corporation may place upon any stock certificate for shares issuable upon exercise of such ISO or NQSO the following legend or such other legend as the Committee may prescribe to prevent disposition of the shares in violation of the Act or other applicable law:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ('ACT') AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THEM UNDER THE ACT OR A WRITTEN OPINION OF COUNSEL FOR THE CORPORATION THAT REGISTRATION IS NOT REQUIRED."

IX.      AMENDMENT AND TERMINATION OF PLAN
         ---------------------------------

         A. Amendment. The Board, without further approval of the shareholders, may at any time, and from time to time, suspend or terminate the Plan, in whole or in part, or amend if from time to time, in such respects as the Board may deem appropriate and in the best interests of the Corporation; provided, however, that no such amendment shall be made, that would, without approval of the majority of the shareholders:

                  (1) materially increase the benefits accruing to an Optionee under the Plan;

                  (2) except as is provided for in accordance with Section 7 under the Plan, materially increase the number of shares of Common Stock that may be issued under the Plan;

                  (3) materially modify the requirements as to eligibility for participation in the Plan;

                  (4) reduce the minimum Option Price per share;

                  (5) extend the period of granting ISOs; or

                  (6) otherwise require the approval of shareholders in order to maintain the exemption available under Rule 16b-3 (or any similar rule) under the Securities Exchange Act of 1934.

         B. Anti-Cutback. No amendment, suspension or termination of this Plan shall in any manner affect any ISO or NQSO heretofore granted under the Plan, without the consent of the Optionee or any person or entity validly claiming under or through the Optionee.

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         C. Required Changes. The Board may amend the Plan, subject to the limitations cited above, in such manner that it deems necessary to permit the granting of ISOs meeting the requirements of future amendments or issued regulations, if any, to the Code.

X.       GOVERNMENT AND OTHER REGULATIONS
         --------------------------------

         The obligation of the Corporation to issue, or transfer and deliver shares of Common Stock to Optionees pursuant to the exercise of ISOs or NQSOs granted under the Plan shall be subject to all applicable laws, regulations, rules, orders and approval that shall then be in effect and required by governmental entities and the NASDAQ National Market and/or the stock exchanges, if any, on which the Corporation's Common Stock is traded.

XI.      MISCELLANEOUS PROVISIONS
         ------------------------

         A. No Right to Continued Employment. No person shall have any claim or right to be granted an ISO or NQSO under the Plan, and neither the grant of an ISO nor an NQSO hereunder shall be construed as giving an Optionee the right to be retained in the employ of the Corporation. Further, the Corporation expressly reserves the right at any time to dismiss an Optionee who is an employee of the Corporation with or without cause, free from any liability, or any claim under the Plan, except as specifically provided under the Plan or in an ISO or NQSO granted prior to the termination of employment which right to exercise such ISO or NQSO, if any, shall be limited in accordance with the terms of the Plan and the applicable Option Documents.

         B. Non-Transferability. Except by will or the laws of descent and distribution, no right or interest in any ISO or NQSO shall be assignable or transferable, and no right or interest of any Optionee in any ISO or NQSO shall be liable for, or subject to, any obligation or liability of such Optionee.

         C. Plan Expenses. Any expenses of administering the Plan shall be borne by the Corporation.

         D. Use of Exercise Proceeds. The payment received from Optionees from the exercise of ISOs and NQSOs under the Plan shall be used for the general corporate purposes of the Corporation.

         E. Construction of Plan. The place of administration of the Plan shall be in the Commonwealth of Pennsylvania, and the validity, construction, interpretation, administration and effect of the Plan and its rules and regulations, ant rights relating to the Plans shall be determined solely in accordance with he laws of the Commonwealth of Pennsylvania, when not otherwise governed by applicable federal law.

         F. Interpretation. As may be appropriate, pronouns used in the Plan shall be read and construed to refer to the masculine, feminine or neuter. Likewise, words in the singular shall be read and construed to refer to the plural.

         G. Indemnification. In addition to such rights of indemnification as they may have as members of the Board, or the Committee, and only to the extent that costs and expenses are not recovered under an insurance contract protecting them with respect to any legal action described in this Paragraph G, the members

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

of the Committee shall be indemnified by the Corporation against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be a party by reason of any action take or failure to act under or in connection with the Plan or any ISO granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of gross negligence, recklessness, fraudulent or criminal acts, willful misconduct or bad faith; provided that upon the institution of any such action, suit or proceeding, a Committee member shall, in writing, give the Corporation notice thereof and an opportunity, at its own expense, to handle and defend such action before such Committee member undertakes to handle and defend it on his/her own behalf.

XII.     SHAREHOLDERS APPROVAL AND EFFECTIVE DATES
         -----------------------------------------

         Upon approval by the shareholders of the Corporation, this Plan (as amended and restated) shall become unconditionally effective as of May 19, 1999. If the shareholders shall not approve the Plan, the Plan shall not become effective, and any and all action taken prior thereto shall be null and void or shall, if necessary, be deemed to have been fully rescinded. In the event the shareholders shall not approve the Plan within twelve (12) months from the date of the adoption of this Plan, no ISOs may be granted under this Plan and no ISO granted under this Plan may be exercised; all such actions taken within such twelve (12) month period shall be null and void or shall, if necessary, be deemed to have been fully rescinded.


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